Exhibit 10.1

NOTE SETTLEMENT AGREEMENT

This NOTE SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of December 18, 2015 (the “Effective Date”) by and between Typenex Co-Investment, LLC, a Utah limited liability company (“Lender”), and Vapor Hub International Inc., a Nevada corporation (“Borrower”). Each of Lender and Borrower is sometimes individually referred to hereinafter as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the November Note (as defined below). Moreover, to the extent any capitalized term used herein is defined in the November Note or any other Transaction Document (as defined below), such capitalized term shall remain applicable even if the November Note or other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled.

A.     Borrower previously sold and issued to Lender that certain Secured Convertible Promissory Note issued on November 4, 2014 in the original principal amount of $1,687,500.00 (the “November Note”) pursuant to that certain Securities Purchase Agreement dated November 4, 2014 by and between Lender and Borrower (the “November Purchase Agreement,” and together with the November Note and all other documents entered into in conjunction therewith, the “November Transaction Documents”).

B.     Borrower previously sold and issued to Lender that certain Promissory Note dated June 4, 2015 in the original principal amount of $245,000.00 (the “June Note,” and together with the November Note, the “Notes”) pursuant to that certain Note Purchase Agreement dated June 4, 2015 by and between Lender and Borrower (the “June Purchase Agreement,” and together with the June Note and all other documents entered into in conjunction therewith, the “June Transaction Documents”). The June Transaction Documents and the November Transaction Documents are collectively referred to herein as the “Transaction Documents.”

C.     The Parties now desire to restructure and settle the Notes on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Incorporation of Recitals. The foregoing recitals are contractual in nature and are incorporated herein as part of this Agreement.

2.     Note Payments. Notwithstanding the terms of the Notes, Borrower covenants and agrees to make the following payments to Lender (the “Restructure”): (a) a payment in the amount of $50,000.00 on or before December 15, 2015; (b) a payment in the amount of $50,000.00 on or before January 15, 2016; (c) a payment in the amount of $50,000.00 on or before February 15, 2016; and (d) a payment equal to the remaining aggregate Outstanding Balance of the Notes on or before March 15, 2016 (collectively, the “Note Payments”). Unless specified otherwise by Lender in a written notice delivered to Borrower (which notice Lender may provide in its sole and absolute discretion), all Note Payments shall be applied first against the Outstanding Balance of the November Note until the November Note has been paid in full and thereafter against the June Note until the June Note is paid in full. Note Payments may be made in cash or shares of Borrower’s Common Stock (“Payment Shares”); provided that any portion of any Note Payment that is paid via Payment Shares shall be subject to the following conditions: (i) no Note Payment may be made via Payment Shares if there is an Equity Conditions Failure, which failure is not waived in writing by Lender, as of the date Borrower seeks to deliver the applicable Payment Shares to Lender; (ii) the number of Payment Shares deliverable with respect to any portion of any Note Payment made in Common Stock shall be equal to the amount of the Note Payment being paid in Payment Shares divided by the then-current Installment Conversion Price (as calculated pursuant to Section 8.1 of the November Note); (iii) all Payment Shares must be delivered in the manner set forth in Section 9 of the November Note; (iv) the applicable shares of Common Stock must have been received by Lender or its broker, as applicable, and become Free Trading (as defined below) on or before the applicable Payment Date for such portion of the applicable Note Payment to be deemed to have been timely made; and (v) on the date that is twenty (20) Trading Days from each date Borrower delivers Free Trading Payment Shares to Lender, there shall be a true-up where Borrower shall deliver to Lender additional shares of Common Stock on the terms and in the manner set forth in Section 11 of the November Note, provided that for purposes hereof, all references to “Installment Conversion Shares” shall be deemed to refer to Payment Shares. For the avoidance of doubt, the conditions for payments of Note Payments via Payment Shares set forth above in this Section 2 shall apply to Note Payments made with respect to both the November Note and the June Note and to the extent any necessary term related to the payment of a Note Payment via Payment Shares is not addressed in this Agreement, but is addressed in the November Note, the provision of the November Note shall apply (provided that if there is any conflict between a term set forth herein and a term set forth in the November Note, this Agreement shall govern), even if the November Note has been paid in full. For purposes hereof, the term “Free Trading” means that (y) the applicable Payment Shares have been cleared and approved for public resale by the compliance departments of Lender’s brokerage firm and the clearing firm servicing such brokerage, and (z) such Payment Shares are held in the name of the clearing firm servicing Lender’s brokerage firm and have been deposited into such clearing firm’s account for the benefit of Lender.

3.     Lender’s Transaction Expenses. In consideration of Lender’s fees and other expenses incurred in preparing this Agreement and other accommodations set forth herein, Borrower agrees to pay to Lender a fee in an amount equal to $5,000.00 (the “Transaction Expense Fee”). The Transaction Expense Fee shall be added to and included as part of the Outstanding Balance of the November Note effective as of the date hereof, provided that it is the intent of the Parties hereto that the Transaction Expense Fee will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144 and the Parties hereto further agree to not take a position that is contrary to such intent in any setting, document, or circumstance.

4.     Restructure Fee. In addition to the Transaction Expense Fee, as a material inducement and partial consideration for Lender’s agreement to enter into this Agreement and to restructure the Notes, each of Borrower and Lender acknowledges and agrees that the Outstanding Balance of each Note shall be increased by 15% (the “Restructure Effect”) as of the date hereof. In furtherance thereof, it is the intent of the Parties hereto that the Restructure Effect will tack back to the Purchase Price Date of each respective Note for purposes of determining the holding period under Rule 144 and the Parties hereto further agree to not take a position that is contrary to such intent in any setting, document, or circumstance. Following the application of the Restructure Effect and including the Transaction Expense Fee, each of Borrower and Lender acknowledges and agrees that the Outstanding Balance of the November Note is $107,527.72 as of the date hereof and that the Outstanding Balance of the June Note is $281,750.00 as of the date hereof.

5.     Payment in Full. Upon satisfaction of all of Borrower’s obligations under this Agreement, including without limitation payment of all Note Payments to Lender, Borrower shall be deemed to have paid the entire Outstanding Balance of the Notes in full and shall have no further obligations under either Note. In addition, upon satisfaction of all of Borrower’s obligations under this Agreement, including without limitation payment of all Note Payments, the Transaction Documents will terminate and shall be deemed to be of no further force or effect, and the Parties shall be released from all obligations, definitions, representations and commitments therein.

6.     Ratification of the Notes. The Notes shall be and remain in full force and effect in accordance with their terms, and are hereby ratified and confirmed in all respects. Borrower acknowledges that it is unconditionally obligated to pay the remaining balance of the Notes and represents that such obligation is not subject to any defenses, rights of offset or counterclaims. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power or remedy of Lender under the Notes or the Transaction Documents, as in effect prior to the date hereof.

7.     Waiver of Existing Event of Default. Each of Borrower and Lender acknowledge that the June Note was due and payable as of December 4, 2015, but that Borrower failed to pay the Outstanding Balance of the June Note to Lender on or before such date. Further, such failure to pay the Outstanding Balance when due constitutes an Event of Default under the June Note (the “June Note Default”). However, subject to Borrower’s compliance with all of the terms and conditions set forth in this Agreement, including without limitation making all Note Payments as and when due, Lender hereby waives the June Note Default and agrees not to take any action or seek to enforce any rights it may have under the June Note, at law, or in equity with respect to the June Note Default.

8.     Failure to Comply. Should Borrower fail to comply with any of the conditions set forth herein, including without limitation failing to make any Note Payment when due hereunder, the Restructure, the waiver of the June Note Default, and all other accommodations given herein shall immediately and automatically be deemed withdrawn and Lender shall be entitled to all remedies available to it at law, in equity or as otherwise set forth in the Notes, the other Transaction Documents, and this Agreement. For the avoidance of doubt, the Transaction Expense Fee and the Restructure Effect shall continue to apply and be included in the Outstanding Balance of the Notes even in the event of any such failure to comply with the terms of this Agreement or if this Agreement is terminated for any reason. In the event Borrower has made any Note Payments hereunder, but fails to make all Note Payments when due hereunder, all Note Payments previously made shall be applied in the manner for application of Note Payments set forth in Section 2 above.

9.   Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

9.1.     Authority. Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

9.2.      No Waiver. Except as set forth in Section 7 above, any Event of Default which may have occurred under any Note has not been, is not hereby, and shall not be deemed to be waived by Lender, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of Borrower’s obligations under this Agreement. The agreement of Lender to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of, consent to, or condoning of, any other existing or future default.

9.3.    Accurate Representations. All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. Borrower acknowledges and agrees that Lender has been induced in part to enter into this Agreement based upon Lender’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date hereof which would or could materially and adversely affect the understandings of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

9.4.     No Defenses. Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

9.5.    Voluntary Agreement. Borrower hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Borrower (or had the opportunity to be represented by counsel). Borrower further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

9.6.     No Proceedings. There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against Borrower.

9.7.     No Statutes. There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on Borrower, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

9.8.     Solvent. Borrower is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering Borrower insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

10.   Miscellaneous.

10.1.      Further Assurances. At any time or from time to time after the Effective Date, at the request of a Party, and without further consideration, each of the Parties shall execute and deliver, or shall cause its respective affiliate(s) to execute and deliver, such other agreements, instruments, certifications or other documents as may be necessary or desirable to effectuate the transactions and fulfill its obligations under this Agreement.

10.2.     Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each Party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or the relationship of the Parties or their affiliates shall be in Salt Lake County or Utah County, Utah. Without modifying the Parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined in the Purchase Agreement), each Party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all Claims (as defined in the Arbitration Provisions) in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each Party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the Purchase Agreement, such service to become effective ten (10) days after such mailing. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF THIS AGREEMENT, THE TRANSACTION DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

10.3.      Arbitration. Each Party agrees that any dispute arising out of or relating to this Agreement shall be subject to the Arbitration Provisions.

10.4.     Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

10.5.     Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

10.6.      Entire Agreement. This Agreement, together with all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

10.7.     Amendments; Waiver. This Agreement may be amended, modified, or supplemented only by written agreement of the Parties. No provision of this Agreement may be waived except in writing signed by the Party against whom such waiver is sought to be enforced.

10.8.     Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the Parties agree that the Party who is awarded the most money (without regard to any fines, penalties, or charges imposed by any governmental or regulatory authority) shall be deemed the prevailing Party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing Party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

10.9.     Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

10.10.    Acknowledgement. By executing this Agreement, each of the Parties evidences that it carefully read and fully understands all of the provisions of this Agreement.

10.11.      No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, stockholders, or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement.

10.12.     Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Notes and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of their original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and either Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

10.13.     Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

10.14.     Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.

LENDER:

TYPENEX CO-INVESTMENT, LLC

By: Red Cliffs Investments, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

BORROWER:

VAPOR HUB INTERNATIONAL INC.

By:	/s/ Lori Winther
Name:	Lori Winther
Title:	Chief Financial Officer

[Signature Page to Note Settlement Agreement]